Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-175227) of our report dated March 30, 2011 relating to the consolidated financial statements of ThermoEnergy Corporation and subsidiaries as of December 31, 2010 and for the year then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ CCR LLP

Westborough, Massachusetts
November 2, 2011